[Logo]	PROXY CARD

Montana Tax-Free Fund, Inc.

NAME ADDRESS CITY STATE ZIP

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 29, 2009

This Proxy is being solicited on behalf of the Board of Directors of
Montana Tax-Free Fund, Inc.

The undersigned, having received notice of the Joint Special Meeting of Shareholders of the Montana Tax-Free Fund, Inc. (the "Montana Fund"), revoking previous proxies, hereby appoints Laura K. Anderson, Kevin M. Flagstad, Robert E. Walstad and Brent M. Wheeler, or any one of them, true and lawful attorneys, each with full power of substitution and revocation, to vote all shares which the undersigned is entitled to vote, at the Joint Special Meeting of Shareholders of the Montana Fund and the ND Tax-Free Fund, Inc. to be held on June 29, 2009 at the offices of Brady, Martz & Associates, P.C., 24 Central Avenue West, Minot, North Dakota 58701, at 10:00 a.m., Central time, and at any adjournments or postponements thereof.

Using a black or blue ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Proposal—The Board of Directors recommends a vote FOR the following proposal.

1.

To approve the agreement and plan of reorganization providing for (i) the acquisition of all of the stated assets of the Montana Fund by the Viking Tax-Free Fund for Montana (the "Viking-Montana Fund") in exchange solely for shares of the Viking-Montana Fund and the assumption of all stated liabilities of the Montana Fund by the Viking-Montana Fund, (ii) the distribution of the shares received from the Viking-Montana Fund proportionately to the Montana Fund's shareholders, and (iii) the subsequent liquidation and dissolution of the Montana Fund. You may only vote shares of the Montana Fund you hold as of the Record Date.

	For	Against	Abstain

2.	In their discretion, the Proxies are authorized to vote on such other business as may come before the Special Meeting.

IMPORTANT: This proxy must be signed and dated on the reverse side.

THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE AND THIS PROXY IS SIGNED AND RETURNED, THE PROXY SHALL BE VOTED FOR THE PROPOSAL.

Four simple methods to vote your proxy:

1.

Internet: Log on www.integrityfunds.com/proxy. Make sure to have this proxy card available when you plan to vote your shares. You will need the control number found in the box at the right at the time you execute your vote.

Your Control Number: ControlNum
2.	Phone: Simply dial toll-free (800)601-5593 or (701)857-0230. Please have this proxy card available at the time of the call.
3.	Mail: Simply complete, sign, and date this proxy card and return it in the postage paid envelope provided.
4.	Facsimile: Simply complete, sign, and date this proxy card and fax it to Integrity Fund Services, Inc. at (701)852-2548.

Note—Please sign the name or names exactly as appearing on the proxy card. When signing as an attorney, executor, administrator, trustee, guardian or as custodian for a minor, please sign your name and give your full title as such. If signing on behalf of a corporation, please sign the full corporate name and your name and indicate your title. If you are a partner signing for a partnership, please sign the partnership name and your name and indicate your title. Joint owners should each sign. Please sign, date and return.

Account	Shares	X
Signature and Title (if applicable)
Account	ShareBalance
Date
NAME ADDRESS CITY STATE ZIP		X
Signature, if held jointly

Date

Receipt of the Notice of the Joint Special Meeting and the accompanying Proxy Statement is hereby acknowledged.